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                                                                     EXHIBIT 5.1

                                  May 31, 2007

RadNet, Inc.
1510 Cotner Avenue
Los Angeles, CA 90025

      Re:   RadNet, Inc.

Gentlemen:

      This opinion is furnished in connection with the registration, pursuant to a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission on or about June 1, 2007 (the "Registration Statement"), of 1,000,000 shares (the "Shares") of the Common Stock, par value $.0001 per share (the "Common Stock"), of RadNet, Inc., a New York corporation (the "Company"), which will be issued pursuant to the Company's 2006 Equity Incentive Plan (the "Plan").

      I have acted as counsel to the Company in connection with the foregoing registration of the Shares. I have examined and relied upon the originals or copies, certified or otherwise identified to my satisfaction, of such records, instruments, certificates, memoranda and other documents as I have deemed necessary or advisable for purposes of this opinion and have assumed, without independent inquiry, the accuracy of those documents. In that examination, I have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by me or by attorneys in my office as copies, the authenticity and completeness of all original documents reviewed by me or by attorneys in my office in original or copy form and the legal competence of each individual executing such documents. I have further assumed that all options and shares granted or to be granted pursuant to the Plan were or will be validly granted in accordance with the terms of the Plan and that all Shares to be issued upon exercise of such options will be issued in accordance with such options and the Plan.

      Based upon the foregoing, I am of the opinion that upon the issuance and delivery of the Shares in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and non-assessable shares of the Company's Common Stock.

      This opinion is limited solely to the New York General Corporation Law.

      I consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                                    Very truly yours,

                                                    /s/ Jeffrey L. Linden

                                                    Jeffrey L. Linden